UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010 (November 3, 2010)

SOKO FITNESS & SPA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132429	80-0122921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 194,Guogeli Street, Harbin Heilongjiang Province, China	150001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  011-86-451-87702255

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On October 29, 2010, SOKO Fitness & Spa Group, Inc. (the “Company”) held its 2010 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, a majority of the Company’s shares of common stock represented at the Annual Meeting and voting on each proposal voted to approve the following proposals:

1.
To elect Tong Liu, Xia Yu, Colin Sung, Yang Chen and Su Zhang as directors to serve for a one-year term that expires at the next annual meeting of stockholders, or until their successors are elected and qualified or until their earlier resignation or removal; and

2.	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Friedman LLP as the Company’s independent auditor for the fiscal year ending May 31, 2011.

All matters voted on at the Annual Meeting were approved. The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company’s independent inspector of election reported the final vote of the stockholders as follows:

	For	Against	Withheld	Abstain	Broker Non-vote
Election of Directors					2,082.091
Tong Liu	12,394,507	0	63,539	*	2,082.091
Xia Yu	12,394,707	0	63,539	*	2,082.091
Colin Sung	12,457,807	0	239	*	2,082.091
Yang Chen	12,457,807	0	239	*	2,082.091
Su Zhang	12,457,807	0	239	*	2,082.091
Ratification of Appointment of Independent Auditor	13,489,507	1,050,629	*	1	*
_____________

* Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOKO FITNESS & SPA GROUP, INC.

Dated: November 3, 2010	By:	/s/ Tong Liu
Name: Tong Liu Title: Chairman and Chief Executive Officer